Exhibit 99.1

 Eterna TherapeuticsCompany Overview  November 2022  1  © Eterna Therapeutics Inc.

 Legal notices  This presentation (this “Presentation”) and any oral statements made in connection with this Presentation are for informational purposes only and do not constitute an offer to sell, a solicitation of an offer to buy, or a recommendation to purchase any equity, debt or other securities of Eterna Therapeutics Inc., a Delaware corporation (including its consolidated subsidiaries and affiliates, the “Company”). The information contained herein does not purport to be all inclusive. The data contained herein is derived from various internal and external sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of such information. Any data on past performance contained herein is not an indication as to future performance. Except as required by applicable law, the Company assumes no obligation to update the information in this Presentation. Nothing herein shall be deemed to constitute investment, legal, tax, financial, accounting or other advice. The communication of this Presentation is restricted by law, and it is not intended for distribution to, or use by any person in, any jurisdiction where such distribution or use would be contrary to local law or regulation.  Forward-Looking Statements   This Presentation includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may address, among other things, the Company’s expected plans and prospects, including without limitation, the Company’s views with respect to the potential for mRNA Cell Engineering, its expectations with respect to timing of regulatory filings and the reporting of initial data from any clinical trial(s), the potential therapeutic opportunities for mRNA Cell Engineering, its expectations regarding its product strategies, and its plans regarding commercialization of mRNA Cell Engineering. These forward-looking statements are distinguished by use of words such as “anticipate,” “aim,” “believe,” “continue,” “can,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and the negative of these terms, and similar references to future periods. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to, among other things, the Company’s ability to discover and develop novel drug candidates and delivery approaches, the Company’s ability to successfully demonstrate the efficacy and safety of its drug candidates, the pre-clinical and clinical results for its product candidates, which may not support further development of product candidates, the actions of regulatory agencies, which may affect the initiation, timing and progress of clinical trials, obtaining, maintaining and protecting intellectual property, the Company’s ability to enforce its patents against infringers and defend its patent portfolio against challenges from third parties, obtaining regulatory approval for products, competition from others using technology similar to the Company’s and others developing products for similar uses, the Company’s ability to manage operating expenses, the Company’s ability to obtain additional funding to support its business activities and establish and maintain strategic business alliances and new business initiatives, the Company’s dependence on third parties for development, manufacture, marketing, sales and distribution of products, the outcome of litigation, and unexpected expenditures.   Detailed information about these factors and additional important factors can be found in the documents that the Company files with the Securities and Exchange Commission, such as Form 10-K, Form 10-Q and Form 8-K. Forward-looking statements speak only as of the date the statements were made. The Company does not undertake an obligation to update forward-looking information, except to the extent required by applicable law.  2  © Eterna Therapeutics Inc.

 Eterna vision  We are a leading mRNA Cell Engineering platform based on a broad foundational intellectual property estate and will invest to realize its full potential  We and our partners are discovering and developing an extraordinary breadth of valuable treatments to address some of the most fundamental diseases in medicine  We intend to extend our cash runway and maximize our addressable market by entering high-value strategic collaborations  We are a vibrant, interdisciplinary team committed to revolutionizing medicine  3  © Eterna Therapeutics Inc.

 Eterna has exclusively in-licensed an extensive portfolio of patents broadly covering foundational mRNA Cell Engineering technologies  We expect that Eterna’s patented technologies will be used in the most advanced cell engineering therapies in medicine  We believe that Eterna’s established insiders are committed to continued investment in the Eterna platform  4  © Eterna Therapeutics Inc.  The mRNA Cell Engineering platform

 $200B+ addressable market  “mRNA: Therapeutics and Global Markets” (2021)https://www.bccresearch.com/market-research/biotechnology/mrna-vaccines-and-therapeutics-market.html   “Global Cell Therapy And Tissue Engineering Market Size By Material (Biologically Derived, Synthetic), By Type (Cell Therapy, Tissue Engineering), By Application (Genetic Diseases, Tissue Malignancy), By Geographic Scope And Forecast” (2021)https://www.verifiedmarketresearch.com/product/cell-therapy-and-tissue-engineering-market/  “Global Genome Editing Market Size & Share Report 2021-2028” (2019)https://www.grandviewresearch.com/press-release/global-genome-editing-market  “Global Genome Editing Technologies Market” (2022)https://www.visiongain.com/report/genome-editing-technologies-market-2022/  mRNA therapeutics1  Cell therapy and tissue engineering2  Genome editing3  Genome editing technologies4  5  © Eterna Therapeutics Inc.

 With over 100 foundational blocking in-licensed patents believed to cover both commercial and advanced clinical-stage products, Eterna is uniquely positioned to secure high-value strategic partnerships  We have identified multiple $1bn+ market value public companies that we believe are currently using our patented technology and we believe will require a license to develop and commercialize products  Licenses in comparable transactions have included $30mm - $250mm upfront payments, development milestones of $75mm to $1bn+ per product, and royalties  Eterna believes its patent estate will drive exceptional value creation for shareholders in coming years  Core strategy: High-value strategic partnering  6  © Eterna Therapeutics Inc.  Eterna’s partnering strategy  Manage technology and financing risk and accelerate therapeutic development by partnering assets, indications, and modalities

 Cells contain DNA, which stores genetic information   Every organ and every tissue is made of and made by cells  Cells are the building blocks of life   7  © Eterna Therapeutics Inc.  Disease is caused by damage to cells  DNA is damaged by exposure to radiation, chemicals, and natural metabolism (aging)

 Eterna’s mRNA Cell Engineering Platform  ToRNAdo™ mRNA Delivery  mRNAGene Editing  mRNA  mRNA Cell Reprogramming   Eterna’s mRNA Cell Engineering platform addresses cellular dysfunction  ToRNAdo™ mRNA Delivery enables in vivo repair of cellular dysfunction  mRNA Gene Editing repairs genetic damage and confers new functionality to cells  mRNA Cell Reprogramming generates new cells  8  © Eterna Therapeutics Inc.

 mRNA Cell Engineering can generate many valuable products across diverse modalities  Gene editing  Gene replacement   Cell replacement   Blood cancers  Solid tumors  Ophthalmology  Cardiology  Neurology, etc.  Many products  Many products  Many products  Many products  Many products  Many products  Eterna’s mRNA Cell Engineering Platform  Platform  Modalities  Therapies  9  © Eterna Therapeutics Inc.

 Technology partnership withFactor Bioscience  Exclusive license to over 100 foundational mRNA Cell Engineering patents  License grants Eterna the right to enforce these patents against third-party infringers  Patent License  Master Services Agreement  10  © Eterna Therapeutics Inc.  Access to Factor’s research laboratory in Cambridge, MA, including state-of-the-art mRNA Cell Engineering equipment and training  Provides immediate access to critical assets including protocols, formulations, sequences, templates, mRNA constructs, and iPS cells

NK and T cell therapy partnership with Exacis Biotherapeutics

- Eterna has secured an option to exclusively in-license up to four iPS cell-derived NK-cell and T-cell products which Eterna will develop for indications in oncology
- We believe that Exacis' approach can target virtually any cancer antigen
- The NK cell market is expected to reach $5 billion by 2026[1]



iPSC-derived NK cells destroying cancer cells

[1] "Natural Killer Cells Therapeutics Market by Therapeutics (NK Cell Therapies and NK Cell Directed Antibodies), Application (Cancer, Gastrointestinal Diseases, Immunoproliferative Disorders, and Others), and End User (Research Centers & Institutes, Hospitals, and Others): Global Opportunity Analysis and Industry Forecast, 2018–2026" (2019) https://www.alliedmarketresearch.com/natural-killer-cell-therapeutics-market

EXACIS BIOTHERAPEUTICS
© Eterna Therapeutics Inc.
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 Eterna has partnered with NoveCite Biotherapeutics to develop an iPSC-derived cell therapy for the treatment of acute respiratory diseases  First indication – Acute respiratory distress syndrome (ARDS)  Award-winning presentation of large animal data at International Society of Cell & Gene Therapy 2021 Annual Meeting1  Acute respiratory disease partnership with NoveCite Biotherapeutics  1Hashimoto, et al. “Novel Induced-Mesenchymal Stem Cells (i-MSCs) Attenuate Severity of ARDS in Septic Sheep”. ISCT Annual Meeting. 2021.  12  © Eterna Therapeutics Inc.  Cells for the treatment of respiratory disease, including, but not limited to, acute respiratory distress syndrome (ARDS)

Leadership

eterna



Matt Angel, PhD
Interim Chief Executive Officer

- Co-Founder & CEO, Factor Bioscience
- Co-Founder, Exacis Biotherapeutics
- Co-Founder, Novellus Therapeutics



Andrew Jackson
Chief Financial Officer

- Former CFO, Ra Medical Systems
- Former CFO, AltheaDx, Inc
- Former CFO, Celladon Corporation



Roger Sidhu, MD
Chief Medical Officer

- Former Chief Medical Officer & VP, R&D, Roivant
- Former VP, Clinical Development, Kite Pharma
- Former Chief Medical Officer, Cell Design Labs



Susan McClatchey
Vice President, Head of Quality

- Former Sr. Director of Product Development, IQVIA
- Former Sr. Director of QA, ViaCyte
- Former Director of QA, Cosmo Bioscience



Sandra Gurrola
Vice President, Finance

- Former VP, eGames.com
- Former VP of Finance, NTN Buzztime
- Former Sr. Manager of Finance, Metabasis Therapeutics

© Eterna Therapeutics Inc.
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Board of directors  Charles Cherington  Chairman  Co-Founder, Ara  Co-Founder, Intervale Capital  Founder, Cherington Capital  Matt Angel, PhD  Interim Chief Executive Officer  Co-Founder & CEO, Factor Bioscience  Co-Founder, Exacis Biotherapeutics  Founder, Novellus Therapeutics  Gregory Fiore, MD  Director  CEO, Exacis Biotherapeutics  Former CEO, Sollis Therapeutics  Former CMO, The Medicines Company  Nicholas Singer  Director  Founder, Purchase Capital  Founder, United Parks  Executive Chairman, Only What You Need  Bill Wexler  Director  Chairman & CEO, Homer City Holdings  Former Chairman & CEO, Upstate New York Power Products  Former Chief Restructuring Officer, VMR Electronics  14  © Eterna Therapeutics Inc.